EXHIBIT 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to use in this Pre-effective Amendment to Registration Statement on Form S-1 of The Frontier Fund of our report dated March 31, 2006 relating to our audit of the statement of financial condition of Equinox Fund Management, LLC, appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ McGladrey & Pullen LLP

Denver, Colorado

February 7, 2007